UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Plantronics, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	77-0207692
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

2003 STOCK PLAN

2002 EMPLOYEE STOCK PURCHASE PLAN

(FULL TITLE OF THE PLANS)

S. KENNETH KANNAPPAN
CHIEF EXECUTIVE OFFICER AND PRESIDENT
PLANTRONICS, INC.
345 ENCINAL STREET
SANTA CRUZ, CALIFORNIA 95060
(831) 426-5858
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
INCLUDING AREA CODE, OF AGENT FOR SERVICE)

Copy to:

HENRY P. MASSEY, JR., ESQ.
MICHAEL DEANGELIS, ESQ.
WILSON SONSINI GOODRICH & ROSATI
PROFESSIONAL CORPORATION
650 PAGE MILL ROAD
PALO ALTO, CA 94304-1050
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value, to be issued under the 2003 Stock Plan(2)	1,000,000 shares	$22.85 (3)	$22,850,000	$1,848.57
Common Stock, $0.01 par value, to be issued under the 2002 Employee Stock Purchase Plan(2)	100,000 shares	$22.85 (3)	$2,285,000	$148.86
Total	1,100,000 shares	$22.85 (3)	$25,135,000	$2,033.43

(1) For the sole purpose of calculation of the registration fee, the number of shares to be registered under this Registration Statement is the number of additional shares authorized to be issued under the Registrant's 2003 Stock Plan and the 2002 Employee Stock Purchase Plan.

(2) Each share of common stock includes a right to purchase one one-thousandth of a share of Series A Participating Preferred Stock.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. Computation based on the average of the high and low reported prices of the Common Stock as reported on the New York Stock Exchange July 15, 2003, because the exercise prices for the options to be granted in the future and the prices at which the shares will be purchased in the future are not currently determinable.

(4) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. Computation based on the average of the high and low reported prices of the Common Stock as reported on the New York Stock Exchange July 15, 2003, because the exercise prices for the shares to be purchased in the future and the prices at which the shares will be purchased in the future are not currently determinable

PLANTRONICS, INC.

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INFORMATION AND DOCUMENTS INCORPORATED BY REFERENCE

The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

ITEM 3(a)

The Registrant's Annual Report on Form 10-K for the year ended March 31, 2003, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on June 2, 2003.

ITEM 3(b)

The Registrant's Current Report on Form 8-K, which was filed on July 15, 2003.

The Registrant's Current Report on Form 8-K/A, which was filed on July 18, 2003.

ITEM 3(c)

Item 1 of the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, filed on December 20, 1993, as amended on January 14, 1994, and November 7, 1997 (which in turn incorporate by reference the description of the Registrant's Common Stock set forth in the Registrant's Registration Statement on Form S-1 (Reg. No. 33-70744), filed on October 20, 1993, as amended by Amendment No. 1, filed on November 30, 1993, Amendment No. 2, filed December 27, 1993, and Amendment No. 3, filed on January 18, 1994).

The description of the Registrant's preferred share purchase rights contained in its registration statement on Form 8-A, filed on March 29, 2002.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law ("DGCL") authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers. This may under certain circumstances include indemnification for liabilities arising under the Securities Act as well as for expenses incurred in that regard. Article Nine of the Registrant's Certificate of Incorporation and Article V of the Registrant's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL. The Registrant has also entered into Indemnification Agreements with its officers and directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable

ITEM 8. EXHIBITS.

4.1   Plantronics 2003 Stock Plan (incorporated herein by reference to Exhibit (10.7) to the Registrant's Annual Report on Form 10-K, SEC File Number 33-70744, for the fiscal year ended March 31, 2003, filed on June 2, 2003).

4.2   2002 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit (10.10.2) to the Registrant's Annual Report on Form 10-K, SEC File Number 33-70744, for the fiscal year ended March 31, 2002, filed on June 21, 2002).

5.1   Opinion of counsel as to the legality of securities being registered.

23.1   Consent of counsel (contained in Exhibit 5.1).

23.2   Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.1   Power of Attorney (see signature page).

ITEM 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in clauses (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by these clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Plantronics, Inc., a corporation existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Cruz, State of California, on July 21, 2003.

PLANTRONICS, INC.

/s/ S. Kenneth Kannappan

S. Kenneth Kannappan,

Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barbara V. Scherer and Richard R. Pickard, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES

Signature	Title	Date
/s/ Ken Kannappan (Ken Kannappan)	President, Chief Executive Officer and Director (Principal Executive Officer)	July 21, 2003
/s/ Barbara Scherer (Barbara Scherer)	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 21, 2003
/s/ Marv Tseu (Marv Tseu)	Chairman of the Board and Director	July 21, 2003
/s/ Patti Hart (Patti Hart)	Director	July 21, 2003
/s/ Trude Taylor (Trude Taylor)	Director	July 21, 2003
/s/ David Wegmann (David Wegmann)	Director	July 21, 2003
/s/ Roger Wery (Roger Wery)	Director	July 21, 2003

INDEX TO EXHIBITS

4.1   Plantronics 2003 Stock Plan (incorporated herein by reference to Exhibit (10.7) to the Registrant's Annual Report on Form 10-K, SEC File Number 33-70744, for the fiscal year ended March 31, 2003, filed on June 2, 2003).

4.2   2002 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit (10.10.2) to the Registrant's Annual Report on Form 10-K, SEC File Number 33-70744, for the fiscal year ended March 31, 2002, filed on June 21, 2002).

5.1   Opinion of counsel as to the legality of securities being registered.

23.1   Consent of counsel (contained in Exhibit 5.1).

23.2   Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.1   Power of Attorney (see signature page).

EXHIBIT 5.1

July 21, 2003

Plantronics, Inc.
345 Encinal Street

Santa Cruz, CA 95060

RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about July 21, 2003 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,000,000 shares of common stock to be issued under the Plantronics, Inc. 2003 Stock Plan and 100,000 shares of common stock to be issued under the Plantronics, Inc. 2002 Employees Stock Purchase Plan. Such shares of common stock are referred to herein as the "Shares" and such plans are referred to herein as the "Plans." As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

It is our opinion that, when issued and sold in the manner described in the Plans and pursuant to the agreements which accompany each grant under the Plans, the Shares will be legally and validly issued, fully-paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati

EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 18, 2003 relating to the financial statements and financial statement schedule, which appears in Plantronics, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2003.

/s/ PricewaterhouseCoopers LLP

------------------------------------

PricewaterhouseCoopers LLP

San Jose, California

July 21, 2003